Exhibit 2.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:40 PM 06/15/2021
FILED 01:40 PM 06/15/2021
SR 20212453144 - FileNumber 6001381

CERTIFICATE OF FORMATION

OF

ARRIVE COLLECTION LLC

This Certificate of Formation is being executed as of July 15th, 2021 for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6, Del.C. §§ 18-101, et seq. (the “Delaware Act”).

The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1. Name. The name of the limited liability company is Arrive Collection LLC (the “Company”).

2. Registered Office and Registered Agent. The Company’s registered office in the State of Delaware is located at 8 The Green, STE A, Dover, DE 19901. The registered agent of the Company for service of process at such address is A Registered Agent, Inc.

3. Notice of Limitation of Liabilities of Series. Notice is hereby given that pursuant to Section 18-215 of the Delaware Act, the Company is or may hereafter be constituted as a series limited liability company and that pursuant to Section 180-215(b) of the Delaware Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first above written.

/s/ Corey Ashton Walters
Corey Ashton Walters
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:21PM 07/06/2021
FILED 12:21PM 07/06/2021
SR 20212630254 - FileNumber 6001381

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Arrive Collection LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

Paragraph 1 of the Certificate of Formation is amended to read:

I.Name. The name of the limited liability company is Here 001 LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of July, A.D. 2021.

By:	/s/ Corey Ashton Walters
Authorized Person(s)

Name:	Corey Ashton Walters
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